UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 8, 2009
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	000-49733	81-0331430

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification No.)
401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

Item 5.02(b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective May 8, 2009, Elouise C. Cobell’s term as member of the Board of Directors of First Interstate BancSystem, Inc. (the “Company”) expired. Ms. Cobell did not stand for re-election as a director. There were no disagreements between Ms. Cobell and the Company regarding any matters relating to the Company’s operations, policies or practices.
Effective May 8, 2009, Richard A. Dorn’s term as member of the Company’s Board of Directors expired. Mr. Dorn did not stand for re-election as a director. There were no disagreements between Mr. Dorn and the Company regarding any matters relating to the Company’s operations, policies or practices.
Effective May 8, 2009, Mr. Ross E. Leckie was elected to the Company’s Board of Directors to serve a three-year term expiring in 2012, or until a successor has been elected and appointed.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 18, 2009

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer